Exhibit 2.1

GRUPO TRIBASA, S.A. de C.V.

AND

THE BANK OF NEW YORK

As Depositary

AND

OWNERS AND BENEFICIAL OWNERS OF

AMERICAN DEPOSITARY RECEIPTS

Deposit Agreement

Dated as of September 29, 1993

Amended and Restated as of May 5, 2000

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of September 29, 1993, as amended and restated as of May 5, 2000 among GRUPO TRIBASA, S.A. de C.V., a company incorporated under the laws of the United Mexican States (herein called the “Company”), THE BANK OF NEW YORK, a New York banking corporation (herein called the “Depositary”), and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H :

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.                              DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1                          American Depositary Shares.

The term “American Depositary Shares” shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder.  Each American Depositary Share shall represent twenty Shares, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 or otherwise with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.2                                      Beneficial Owner.

The term “Beneficial Owner” shall be any person who has a beneficial interest in any American Depositary Share.

SECTION 1.3                                      Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.4                                      Company.

The term “Company” shall mean Grupo Tribasa, S.A. de C.V., a sociedad anónima incorporated under the laws of Mexico, and its successors.

SECTION 1.5                                      Custodian.

The term “Custodian” shall mean the principal Mexico City, Mexico office of Nacional Financiera, S.N.C., as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation, permitted under Mexican and any other applicable law or regulation, which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.6                                      Deposit Agreement.

The term “Deposit Agreement” shall mean this Agreement, including the exhibits hereto, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.7                                      Depositary; Corporate Trust Office.

The term “Depositary” shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder; and the term “Corporate Trust Office”, when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York 10286.

SECTION 1.8                                      Deposited Securities.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited (including as contemplated under Section 2.09) under this Deposit Agreement and any and all other securities, property and cash received or deemed to be received by the Depositary or the Custodian in respect or in lieu of such deposited Shares and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.9                                      Dollars; Pesos.

The term “Dollars” shall mean United States dollars, and the term “Pesos” shall mean the lawful currency of Mexico.

SECTION 1.10                                Foreign Currency.

The term “foreign currency” shall mean currency other than dollars (including Pesos).

SECTION 1.11                                Foreign Registrar.

The term “Foreign Registrar” shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

SECTION 1.12                                Indeval.

The term “Indeval” shall mean Indeval, S.A. de C.V., the Mexican securities depositary institution, and any successor which performs substantially similar functions in Mexico.

SECTION 1.13                                Mexico.

The term “Mexico” shall mean the United Mexican States.

SECTION 1.14                                Owner.

The term “Owner” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.15                                Pre-Release.

The term “Pre-Release” shall have the meaning set forth in Section 2.09.

SECTION 1.16                                Receipts.

The term “Receipts” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.17                                Registrar.

The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.18                                Securities Act of 1933; Securities Exchange Act of 1934.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as amended; and the term “Securities Exchange Act of 1934” shall mean the United States Securities Exchange Act of 1934, as amended.

SECTION 1.19                                Shares.

The term “Shares” shall mean shares of the Common Stock, without par value, of the Company in registered form, heretofore validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued, subscribed and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares; or interim certificates representing such Shares.

SECTION 1.20                                United States.

The term “United States” shall mean the United States of America.

ARTICLE 2.                             FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.1                                                  Form and Transferability of Receipts.

Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders or such other form as may be acceptable to the New York Stock Exchange or any other Securities exchange upon which the American Depositary Shares may be listed and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.  Receipts may be issued in denominations of any whole number of American Depositary Shares.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement or with any provisions of the Company’s By-laws (estatutos) or Mexican or United States law as may be reasonably required by the Depositary in order to comply with any applicable law or regulations thereunder or with the rules and regulations of the New York Stock Exchange or of any other securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.2                                                  Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares, or evidence of rights to receive Shares to the extent permitted by Section 2.09, may be deposited by (i) delivery of certificates for Shares, (ii) electronic transfer of Shares through Indeval to the account of the Custodian maintained for such purposes, or (iii) delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause the Shares to be deposited in accordance with clause (i) or (ii) above, in any case accompanied by delivery to the Custodian of any appropriate instrument or instruments of transfer or endorsement, in form satisfactory to the Custodian, together with all such certifications and payments (or evidence of such payments) as may be required by the Depositary, the Custodian or the Company in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposited Shares.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body or bodies in Mexico which is or are then regulating currency exchange.  If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by (i) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been registered may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares are registered in the name of the Depositary or its nominee or the Custodian or its nominees.

At the request, risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive, as set forth above, Shares to be deposited, together with the other documents and payments herein specified, for the purpose of forwarding such Shares to the Custodian for deposit hereunder.

Upon each delivery to the Custodian, as set forth above, of Shares to be deposited hereunder, together with the other documents above specified, the Custodian shall, as soon as transfer and recordation can be accomplished, present such evidence of ownership to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.

Deposited Securities shall be held by the Depositary or by the Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.  Subject to Section 2.09 hereof neither the Depositary nor the Custodian shall lend Deposited Securities held hereunder.

SECTION 2.3                                                  Execution and Delivery of Receipts.

Upon receipt by the Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, this Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company or the Foreign Registrar, as the case may be, that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or the Custodian or its nominee), together with the other documents and payments required as above specified, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from the Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as promptly as practicable, execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees, if any, payable in connection with such deposit and the transfer of the Deposited Securities.  The Depositary shall not issue Receipts except in accordance with the provisions of this Deposit Agreement.

SECTION 2.4                                                  Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may appoint, upon at least 20 days’ written notice to the Company, one or more co-transfer agents, acceptable to the Company, for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.5                                                  Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges, if any, payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Company’s By-laws (estatutos), and the Deposited Securities, the Owner of such Receipt shall be entitled to (i) electronic transfer, through Indeval, to an account in the name of the Owner or such other name as the Owner may direct of the Share or Shares evidenced by such Receipt and/or (ii) physical delivery, to or upon the order of such Owner, of the Share or Shares and any other Deposited Securities at the time evidenced by such Receipt.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Owner or as ordered by such Owner or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by such Owner and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by such Owner.  Such delivery shall be made, as promptly as practicable, as hereinafter provided.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause (i) electronic transfer of the Shares represented by such Receipt to an account in the name of the Owner or such other name as the Owner may direct and/or (ii) the Share or Shares and any other Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall, as promptly as practicable, direct the Custodian to deliver at the Mexico City, Mexico office of the Custodian, subject to Sections 2.06, 3.01, 3.02 and 3.04 and to the other terms and conditions of this Deposit Agreement and the Company’s By-laws (estatutos), to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities (including Shares) represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may in its discretion make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends, distributions or rights with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash, rights or other property comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities (including Shares) represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book entry procedures or otherwise (other than to the Company or its agent as contemplated by Section 4.08), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the receipt and cancellation of Receipts.

SECTION 2.6                                                  Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Company, the Depositary, the Custodian or the Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax, charge or fee with respect to Shares being deposited or withdrawn) and payment of any fees of the Depositary as provided in Section 5.09, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations as the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts or the combination or split-up of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of the immediately following sentence.  Notwithstanding any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations applicable to the Receipts or to the deposit or withdrawal of the Deposited Securities, or (iv) any other reason that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as from time to time in effect, or any successor provision thereto.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.  The Depositary will comply with written instructions of the Company that the Depositary shall not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

SECTION 2.7                                                  Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.8                                                  Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled, subject to Section 2.10.

SECTION 2.9                                                  Pre-Release of Receipts.

The Depositary may issue Receipts against rights to receive Shares from the Company (or any agent of the Company recording Share ownership).  No such issue of Receipts will be deemed a “Pre-Release” subject to the restrictions of the following paragraph.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 (“Pre-Release”).  The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the “Pre-Releasee”) that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the

Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary reasonably deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations to the Depositary in connection with a Pre-Release transaction, including Pre-Releasee’s obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10                    Maintenance of Records.

The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.07, and cancelled or destroyed Receipts under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.  Prior to destroying any such records, the Depositary will notify the Company and will turn such records over to the Company upon its request.

ARTICLE 3.                              CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS

SECTION 3.1                                                  Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of this Deposit Agreement or the Receipts, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, and to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  The Depositary shall from time to time advise the Company of the availability of any such proofs, certificates or other information and shall provide copies thereof to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by applicable law.

SECTION 3.2                                                  Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner of such Receipt.  The Depositary may refuse to effect registration of any transfer of such Receipt or any combination or split-up thereof or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes or expenses arising out of such sale), and the Owner of such Receipt shall remain liable for any subsequent deficiency.

SECTION 3.3                                                  Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that (i) the Shares presented for deposit are not, and the Receipts issuable upon such deposit will not be, restricted securities within the meaning of Rule 144(a)(3) under the Securities Act of 1933, and (ii) the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not otherwise restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

SECTION 3.4                                                  Disclosure of Interests.

To the extent that provisions of or governing any Deposited Securities (including the Company’s By-laws (estatutos) or applicable law) may require the disclosure of beneficial or other ownership of Deposited Securities, other shares of Common Stock of the Company and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its best efforts to comply with the Company’s instructions as to Receipts in respect of any such enforcement or limitation, and Owners and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary’s compliance with such instructions of the Company.

ARTICLE 4.                              THE DEPOSITED SECURITIES

SECTION 4.1                                                  Cash Distributions.

Whenever the Depositary or the Custodian, shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, or shall cause the Custodian, as promptly as practicable after its receipt of such dividend or distribution (unless otherwise prohibited or prevented by applicable law), subject to the provisions of Section 4.05, to convert such dividend or distribution into Dollars and shall, as promptly as practicable, distribute the amount thus received (net of the expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amounts as can be distributed without distributing to any Owner a fraction of one cent and any balance that is not so distributed shall be held by the Depositary (without liability for the interest thereon) and shall be added to and be part of the next sum received by the Depositary for distribution to the Owners of Receipts then outstanding.

SECTION 4.2                                                  Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Section 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04, the Depositary shall, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary reasonably may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, without limitation, any requirement that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners) the Depositary reasonably deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, without limitation, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 and any expenses in connection with such sale) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash pursuant to Section 4.01; and provided, further, that no distribution to Owners pursuant to this Section 4.02 shall be unreasonably delayed by any action of the Depositary or the Custodian.

SECTION 4.3                                                  Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, or with the approval of the Company, shall, if the Company shall so request, distribute, as promptly as practicable, to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees of the Depositary as provided in Section 5.09.  If the Company shall so agree, in lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01; provided, however, that no distribution to Owners pursuant to this Section 4.03 shall be unreasonably delayed by any action of the Depositary or the Custodian.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.4                                                  Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to the Owners of Receipts or in disposing of such rights on behalf of such Owners and making the net proceeds available to such Owners; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i)                                     if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Owners by means of warrants or otherwise, the Depositary shall distribute promptly warrants or other instruments therefor in such form as it may determine to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, or employ such reasonable other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Owners; or

(ii)                                  if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary will use its best efforts to sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it reasonably may deem proper, and will allocate the proceeds of such sales for account of the Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other fair and practicable basis without regard to any distinctions among such Owners because of exchange restrictions, the date of delivery of any Receipt or Receipts or otherwise.

If a registration statement under the Securities Act of 1933 is required with respect to the Shares or other securities to which any rights relate in order for the Company to offer such rights to Owners and sell the Shares or other securities represented by such rights, the Depositary will not offer such rights to Owners having an address in the United States unless and until such a registration statement is in effect, or unless the offering and sale of such Shares or other securities and such rights to such Owners are exempt from registration under the provisions of such Act.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.5                                                  Conversion of Foreign Currency.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can, pursuant to applicable law, be converted on a reasonable basis into dollars and the resulting dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine in accordance with applicable law, such foreign currency into dollars.  If, at the time of conversion of such foreign currency into dollars, such dollars can, pursuant to applicable law, be transferred outside of Mexico for distribution to Owners entitled thereto, such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation.  Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of any government or governmental body or agency thereof, the Depositary shall file as promptly as practicable such application for approval or license; provided however, that the Depositary shall be entitled to rely upon Mexican local counsel in such matters, which counsel shall be instructed to act as promptly as possible.

If at any time foreign currency received by the Depositary is not, pursuant to applicable law, convertible, in whole or in part, into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary cannot be promptly obtained, the Depositary shall, (a) as to that portion of the foreign currency that is convertible into Dollars, make such conversion and, if permitted by applicable law, transfer such Dollars to the United States for distribution to Owners in accordance with the first paragraph of this Section 4.05 and (b) as to the nonconvertible balance, if any, (i) if requested in writing by an Owner, distribute or cause the Custodian to distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary or Custodian to such Owner and (ii) the Depositary shall hold or shall cause the Custodian to hold any amounts of nonconvertible foreign currency not distributed pursuant to the immediately preceding subclause (i) uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

SECTION 4.6                                                  Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date, which date shall, to the extent practicable, be either (x) the same date as the record date fixed by the Company, or (y) if different from the record date fixed by the Company, be fixed after consultation with the Company, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at, and to attend, any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other cash distribution or such rights or the net proceeds of sale thereof in proportion to the number of American

Depositary Shares held by them respectively and to give voting instructions and to attend such meeting and to act in respect of any other such matter.

SECTION 4.7                                                  Voting of Deposited Securities and Attendance at Meetings.

Upon receipt of notice of any meeting or solicitation of consents or proxies of Owners of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, in English, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information (or an accurate summary thereof) as is contained in such notice of meeting, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Mexican law and of the By-laws (estatutos) of the Company, (which provisions, if any, shall be summarized on such notice to the extent such provision are material) to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, (c) a statement as to the number of Shares represented by the American Depositary Shares represented by such Owners’ Receipts and (d) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to grant a discretionary proxy to a person designated by the Company and (e) a statement that if no instructions are received by the Depositary from an Owner with respect to any of the Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Owner’s Receipts on or before the date established by the Depositary for such purpose, the Shares or other Deposited Securities will be voted in the manner directed by the Company.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and subject to Section 3.04, to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Company to vote) the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.  The Depositary shall not itself exercise any voting discretion over any Deposited Securities or otherwise vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions.  If no instructions are received by the Depositary from an Owner with respect to any of the shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Owners’ Receipts on or before the date established by the Depositary for such purpose, the Shares or other Deposited Securities will be voted in the manner directed by the Company.

SECTION 4.8                                                  Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the immediately following sentence.  In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.9                                                  Documents Available at the Depositary’s Office and Reports to the Commission and Stock Exchanges.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office English language versions of any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian, or a nominee of either as the holder of the Deposited Securities and (b) generally transmitted to the holders of such Deposited Securities by the Company.  The Depositary shall also make available for inspection by Owners at its Corporate Trust Office copies of reports, notices and communications furnished by the Company pursuant to Section 5.06.

The Company has delivered to the Depositary and the Custodian a copy of the provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such provisions as so amended or changed. The Depositary may rely upon such copy for all purposes of this Deposit Agreement. The Depositary will, at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary), make such copy and such notices, reports and other communications available for inspection by Owners at the Depositary’s office, at the office of the Custodian and at any other designated transfer offices.

When the Company makes available at its offices the financial statements upon which holders of the Shares are to vote at an annual general meeting of such holders, the Company shall promptly deliver to the Depositary and the Custodian a copy of such financial statements.  Until the date of such annual general meeting, the Depositary shall, at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary), make a copy of such financial statements available for inspection by Owners at the Depositary’s office, the office of the Custodian and any other designated transfer offices.

In addition, upon notice from the Commission, the New York Stock Exchange or any relevant stock exchange upon which the American Depositary Shares may be listed that the Company has not furnished to any such entity, any public reports, documents or other information as required by applicable law or otherwise under the Securities Exchange Act of 1934 or any rule thereunder, the Depositary shall furnish promptly to the Commission, the New York Stock Exchange or such stock exchange copies of all annual or other periodic reports and other notices or communications which the Depositary, the Custodian or a nominee of either receives as holder of the Deposited Securities from the Company and which are not so furnished to or filed with the Commission, the New York Stock Exchange or such stock exchange pursuant to any other requirement of such stock exchange and the Depositary is hereby authorized by the Company so to do on its behalf.  In connection with any registration statement relating to the Receipts or with any undertaking contained therein, the Company and the Depositary shall each furnish to the other and to the Commission such information as shall be required or reasonably requested to make filings or comply with such undertakings.

SECTION 4.10                                            Lists of Owners.

Promptly upon request by the Company, the Depositary shall, at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary), furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11                                            Withholding.

In connection with any distribution to Owners, the Company will remit or will cause to be remitted to the appropriate governmental authority or agency all amounts (if any) required under applicable law to be withheld and remitted by the Company and owing to such governmental authority or agency by the Company and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required under applicable law to be withheld and remitted by the Depositary or the Custodian and owing to such authority or agency by the Depositary or the Custodian.  The Depositary shall forward to the Company such information from its records as the Company may reasonably request to enable the Company to file or caused to be filed necessary reports with governmental authorities or agencies.  In the event that the Depositary determines that any distribution in property other than cash (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary reasonably deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively, all in accordance with applicable provisions of this Deposit Agreement.

ARTICLE 5.           THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.1                 Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers, combinations and split-ups and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and the Owners, provided that such inspection shall not be for the purpose of communicating with Owners for an object other than the business of the Company, including without limitation a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books after consultation with the Company to the extent practicable, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company; provided,  however, that any such closing of the transfer books shall be subject to the provisions of Section 2.06 which limit the suspension of withdrawals of Shares.

If any Receipts or the American Depositary Shares evidenced thereby are listed on the New York Stock Exchange or one or more stock exchanges in the United States, the Depositary shall act as Registrar or, with the written approval of the Company, appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of the New York Stock Exchange or such other exchange or exchanges.

The Company shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the Receipts, to take copies thereof and to require the Depositary and any co-registrars to supply copies of such portions of such records as the Company may request.

SECTION 5.2                 Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company shall incur any liability to any Owner or Beneficial Owner, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Company’s By-laws (estatutos), or by reason of any act of God or war or other circumstance beyond either such party’s control, the Depositary or the Company shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or Beneficial Owner by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Owners, and the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary, after consultation with the Company, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.3                 Obligations of the Depositary, the Custodian and the Company.

The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is not negligent and is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

The Depositary, subject to Sections 2.05 and 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

SECTION 5.4                 Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts that are reasonable under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to each of the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5                 The Custodian.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it and the Depositary shall be responsible for the compliance by the Custodian with the applicable provisions of this Deposit Agreement.  The Custodian may resign from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians approved by the Company (such approval not to be unreasonably withheld), each of which shall thereafter be a Custodian hereunder.  The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged with the approval of the Company (such approval not to be unreasonably withheld).  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may, with the approval of the Company, which approval shall not be unreasonably withheld, appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder.  The Depositary shall notify the Company of the appointment of a substitute or additional Custodian at least 30 days prior to the date on which such appointment is to become effective.  Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.  Promptly after any such change, the Depositary shall give notice thereof in writing to all Owners and to the Company.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6                 Reports, Notices and Other Communications.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will promptly transmit to the Custodian English language versions of any reports, notices, and other communications that are generally transmitted by the Company to holders of Shares or other Deposited Securities, as well as English language versions of the Company’s annual reports (including a review of operations and annual audited consolidated financial statements prepared in conformity with Mexican generally accepted accounting principles (“Mexican GAAP”), together with a reconciliation of consolidated net income and consolidated stockholders’ equity to United States generally accepted accounting principles), unaudited quarterly consolidated financial statements prepared in conformity with Mexican GAAP and any notices of meetings of holders of Shares.  The Company may in its discretion provide the Depositary or the Custodian with other communications to the holders of Shares.  The Depositary will, at the Company’s expense (unless otherwise agreed in writing by the Company and the Depositary), arrange for the prompt transmittal by the Custodian to the Depositary of such notices, reports and other communications and arrange for the mailing, at the Company’s expense (unless otherwise agreed in writing by the Company and the Depositary), of copies thereof (or in the case of any notices if requested by the Company, a summary of such notice provided by the Company) to all Owners or, at the request of the Company, make such notices, reports (other than annual and quarterly reports described in the preceding sentence) and other communications available to all Owners on a basis similar to that for Owners of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary, may be required by applicable law, regulation or stock exchange requirement.  The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, (or summaries thereof) as reasonably requested by the Depositary in order for the Depositary to effect such mailings.

SECTION 5.7                 Distribution of Additional Shares, Rights, etc.

The Company agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for such securities, the Company will take all steps reasonably necessary to ensure that no violation by the Depositary of the Securities Act of 1933 will result from such issuance or distribution.

The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or the Company furnishes to the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating that the offer and sale of the Receipts evidencing the American Depositary Shares representing such Shares are exempt from registration under that Act.  The Company will advise each person who, to the best knowledge of the Company, controls, or is under common control with, the Company that such person is subject to the same restrictions referred to in the immediately preceding paragraph on the deposit of Shares as the Company and persons controlled by the Company.

SECTION 5.8                 Indemnification.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and the Custodian against, and hold each of them harmless from, any liability or expense (including, without limitation, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or the Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) preliminary prospectus (or preliminary placement memorandum) or other communication to shareholders relating to the Shares, or omissions from such information; or (ii) by the Company or any of its directors, employees, agents and affiliates.  The indemnities contained in this paragraph shall not extend to any liability or expense which may arise out of any Pre-Release.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or the Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

Any person seeking indemnification hereunder (an “Indemnified Person”) shall notify the person from whom it is seeking indemnification (the “Indemnifying Person”) of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances.  No Indemnified Person shall compromise or settle any such action or claim without the consent in writing of the Indemnifying Person.

SECTION 5.9                 Charges of Depositary.

The Company agrees to pay the fees and reasonable out-of-pocket expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present detailed statements for such expenses to the Company at least once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges (to the extent permitted by applicable law and the rules of any securities exchange on which the American Depositary Shares are admitted for trading) shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03), as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or (if applicable) Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee not in excess of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.03 or 4.03 and the surrender of Receipts pursuant to Section 2.05 (except that no fee or charges shall be payable in connection with the initial issuance of Receipts hereunder) and (6) a fee for the distribution of proceeds of sales of securities or rights pursuant to Section 4.02 or 4.04, respectively, such fee (which may be deducted from such proceeds) being in an amount equal to the lesser of (i) the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Owners of securities (for purposes of this clause 6 treating all such securities as if they were Shares) or Shares received in exercise of rights distributed to them pursuant to Section 4.02 or 4.04, respectively, but which securities or rights are instead sold by the Depositary and the net proceeds distributed and (ii) the amount of such proceeds.

SECTION 5.10               Exclusivity.

The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder, subject, however, to the rights of the Company under Section 5.04

ARTICLE 6.           AMENDMENT AND TERMINATION

SECTION 6.1                 Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2                 Termination.

The Depositary shall at any time, at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to the Owner or upon the Owner’s order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08.   Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE 7.           MISCELLANEOUS

SECTION 7.1                 Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Owner during business hours.

SECTION 7.2                 No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3                 Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4                 Submission to Jurisdiction, etc.

The parties agrees that any legal suit, action or proceeding brought by any party to this Deposit Agreement arising out of or based upon this Deposit Agreement may be instituted in any U.S. federal or state court in New York City and any competent court of the jurisdiction of incorporation of any party hereto, with respect to any actions brought against such party as defendant, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding.  With respect to any legal suit, action or proceeding instituted in any U.S. federal or state court in New York City.

The parties hereby waive any right under applicable law to which they may be entitled on account of place of residence or domicile.  The Company has appointed CT Corporation System, at its offices located at 1633 Broadway, New York, New York 10069, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action based on this Deposit Agreement which may be instituted in any U.S. federal or state court in New York City by any party to this Deposit Agreement and expressly accepts the jurisdiction of any such court in respect of any such action.  Such appointment shall be irrevocable.  The Company represents and warrants that the Authorized Agent has agreed to act as said Agent for service of process, and agreed to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

SECTION 7.5                 Binding Effect on Owners and Beneficial Owners.

The Owners and Beneficial Owners shall be bound by all of the terms and conditions of this Deposit Agreement and of the Receipts by acceptance thereof.

SECTION 7.6                 Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to

Grupo Tribasa, S.A. de C.V.

Bosque de Cidros No. 173

Bosques de las Lomas

Mexico, D.F.

C.P. 11700 Mexico

Attention:  Mr. Enrique Garza,

General Counsel

or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention:  American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box;  provided, however, that delivery of a notice to the Company or the Depositary shall be deemed to be effective when actually received by the Company or the Depositary, as the case may be.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.7                 Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

SECTION 7.8                 Headings.

Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

IN WITNESS WHEREOF, GRUPO TRIBASA, S.A. de C.V. and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first set forth above and all Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

GRUPO TRIBASA, S.A. de C.V.

By:
Name:
Title:

THE BANK OF NEW YORK,
as Depositary

By:
Name:
Title:

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